                                                          Exhibits 5 and 23(a)

Christopher C. Nern, Esq.
Vice President and General Counsel
The Detroit Edison Company
200 Second Avenue
Detroit, Michigan 48226


                                 March 9, 1995


DTE Holdings, Inc.
2000 Second Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

    I have examined the Form S-4 Registration Statement (Reg. No. 33-57545) of DTE Holdings, Inc. (the "Company") originally filed on February 1, 1995 and as amended through the date hereof (the "Registration Statement"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended, of 145,185,241 shares of the Company's common stock, without par value (the "Shares") and 10,000,000 shares of the Company's common stock (the "DRIP Shares") to be issued or offered in connection with a dividend reinvestment plan (the "Plan") to be adopted by the Company. The Shares are to be issued in connection with the Agreement and Plan of Exchange (the "Exchange Agreement"), included as Exhibit A to the Prospectus and Proxy Statement comprising a part of the Registration Statement and the DRP Shares are to be issued or offered in connection with the Plan to be adopted by the Company. Pursuant to the Exchange Agreement, the Company will become the parent corporation of and own all the outstanding common stock of The Detroit Edison Company ("Detroit Edison"). The Exchange Agreement has been approved by the Boards of Directors of the Company and Detroit Edison and the sole shareholder of the Company. The offering of the DRIP Shares will be made pursuant to a Post-Effective Amendment on Form S-3 (the "Form S-3") to the Registration Statement.

    I, as Vice President and General Counsel of the Company and Detroit Edison, in conjunction with the members of the Legal Department of Detroit Edison, have examined such corporate records, certificates and other documents and such matters of law as I have considered necessary or appropriate for purposes of this opinion.

    Based on the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

    1. The Company is a corporation duly organized and existing under the laws of the State of Michigan.

DTE Holdings, Inc.
March 9, 1995
Page 2


    2. Under Michigan law, the Shares are duly authorized and will be validly issued, fully paid and nonassessable shares of common stock, without par value, of the Company upon (a) the due approval of the Exchange Agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock of Detroit Edison, (b) the execution and delivery of the Exchange Agreement by the Company and Detroit Edison, (c) the filing of an appropriate Certificate of Share Exchange (the "Certificate") as required under Michigan law and (d) the occurrence of the Effective Time of the Exchange Agreement as set forth in the Certificate. The effectiveness of the Exchange Agreement is conditioned upon receipt of the necessary approval of the shareholders of Detroit Edison and other conditions referred to or set forth in the Exchange Agreement.

    3. Under Michigan law, to the extent the DRP Shares are original issue shares, the DRIP Shares will be duly authorized, validly issued, fully paid and nonassessable shares of common stock, without par value, of the Company upon
(a) the due adoption of the Plan by the Board of Directors of the Company, (b) the due adoption by the Board of Directors of the Company of resolutions authorizing the issuance and sale of the DRIP Shares pursuant to the Plan and
(c) the issuance and delivery of the DRIP Shares in the manner and for the consideration established by (or pursuant to) the Plan.

    I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Item 2. Corporate Restructuring Proposal - Legal Opinions" in the Prospectus and Proxy Statement constituting a part of the Registration Statement.

    This opinion may be relied upon by the Company, Detroit Edison and, as to matters of Michigan law, by Jones, Day, Reavis & Pogue.

    I am qualified to practice law in the State of Michigan, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the laws of any jurisdictions other than, the laws of the State of Michigan and the Federal laws of the United States.

                                                             Very truly yours,



                                                             Christopher C. Nern